As filed with the Securities and Exchange Commission on July 19, 2002
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): July 19, 2002
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                          Rheometric Scientific, Inc.
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             (Exact name of Registrant as specified in its charter)




           Delaware                 000-14617                  61-0708419
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 (State or Other Jurisdiction      (Commission                (IRS Employer
       of Incorporation)           File Number)             Identification No.)




One Possumtown Road, Piscataway, New Jersey                      08854
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 (Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code:  732.560.8550
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Item 5. Other Events.

     As previously reported in the Annual Report on Form 10-K of Rheometric Scientific, Inc. (the "Company") for the year ended December 31, 2001, the Company is subject to a requirement under its senior credit agreement to obtain a cash infusion of at least $1,000,000 in the form of equity within 120 days after March 29, 2002. Representatives of the Company have had discussions with a number of potential investors, including Andlinger Capital XXVI LLC, the Company's controlling stockholder. Andlinger Capital XXVI LLC has made a proposal with respect to a potential cash infusion of up to $2,000,000 that, if consummated, would satisfy the requirement under the Company's senior credit agreement. The Company has formed a special committee of the board of directors to consider the proposal made by Andlinger Capital XXVI LLC. However, there can be no assurance that an acceptable transaction will be completed with Andlinger Capital XXVI LLC or with any other party. On July 19, 2002, the Company issued a press release announcing the foregoing. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

         99.1     Press Release dated July 19, 2002.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RHEOMETRIC SCIENTIFIC, INC.



Dated:  July 19, 2002                     By:  /s/ Paul S. Mangano
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                                               Paul S. Mangano
                                               President


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                                 EXHIBITS INDEX

Exhibit
Number            Description
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99.1              Press Release dated July 19, 2002.